Exhibit 99.1

U.S. GoldMining Highlights Northern Exploration Targets at the

Whistler Gold-Copper Project, Alaska

Anchorage, Alaska – May 27, 2025 – U.S. GoldMining Inc. (NASDAQ: USGO) (“U.S. GoldMining” or the Company”) is pleased to provide further detail regarding its high priority exploration targets for the northern part of its Whistler Gold-Copper Project (the “Whistler Project” or the “Project”) in Alaska, U.S.A.

Highlights:

●	The Whistler - Raintree mineral system, also referred to as the ‘Whistler Orbit’, comprises a classic ‘porphyry cluster’ spread over an area of approximately 5 x 5 km, containing multiple mapped and interpreted porphyry intrusions and including the established Whistler and Raintree West mineral resource deposits. Porphyry deposits are the primary source of copper globally and can also contain significant other metals such as gold, silver and molybdenum.[1] Whistler represents a gold-rich variant of the porphyry family.

●	Over 25 individual exploration targets are identified within the Whistler Orbit area, comprising a mix of mapped diorite porphyry rocks and/or surface geochemical anomalies, and interpreted diorite porphyry stocks and dykes from 3D magnetic modelling.

●	The potential for new discoveries within the Whistler Orbit was exemplified by the recently announced drilling results south of Raintree West deposit (see news release dated February 10, 2025) which included 138.0 m at 0.99 g/t AuEq (comprised of 0.89 g/t Au and 0.05% Cu) plus 17.57 g/t Ag, 0.44% Pb and 0.95% Zn, located 500 meters south of the Raintree West deposit in an area with no previous drilling.

●	The Company’s 100% owned Whistler Project, which lies within the emerging West Susitna Mineral District located just 100 miles west of Anchorage, Alaska, encompasses a contiguous land package of 53,700 acres of State mining claims. The footprint of the existing gold-copper deposits makes up <1% of the total Project area.

●

The Company is currently planning for potential future exploration programs to test the highest ranking gold ± copper ± silver targets identified to date and to develop phased exploration programs which could commence this coming summer.

1.For more information on porphyry deposits visit the USGS website www.usgs.gov Including: “A global database of porphyry copper deposits and prospects”, March 4, 2025.

Tim Smith, Chief Executive Officer of U.S. GoldMining, commented: “The Whistler Gold-Copper Project is located within the West Susitna Mineral District, which contains established gold, copper and silver mineral resources, plus potential for other critical metals such as antimony and tungsten. The Whistler Project, located just 105 miles from Anchorage, Alaska, encompasses three known mineral systems containing existing gold-copper-silver deposits and numerous additional potential exploration targets. Located in the north of the claim group, the Whistler-Raintree Mineral System already contains two of the three deposits delineated to date and over 25 additional individual potential exploration targets identified over an area of approximately 5 x 5 km. Also known as the Whistler Orbit, this area is underlain by a large causative batholith which has spawned a ‘porphyry cluster’ of multiple high-level intrusive bodies prospective for porphyry-style gold-copper-silver mineralization. We have an established exploration methodology, including the ability to directly image the intrusive bodies by inversion modeling of magnetic survey data coupled with geochemical and alteration data that is helping to vector exploration towards the highest priority targets. We are excited about the potential for systematic exploration to unlock additional resource growth at Whistler.”

Whistler-Raintree Mineral System Exploration Targets

The Company’s geological analysis of Whistler indicates significant potential to build upon the Company’s first two highly successful field seasons completed at Whistler during the summer of 2023 and 2024. Our growing database incorporates knowledge compiled from drilling, relogging of historical drill core, surface mapping and sampling, and geophysical processing and interpretation. Over 25 potential individual targets have been identified to date, and the Company is working though a systematic review of their geological attributes to rank each target and to develop priorities for future exploration programs.

The Whistler Orbit area comprises a broad basin with low-lying gently sloping topography located between three mountain ranges. The flanks and lower parts of the basin are covered in variable thickness till and gravel deposits. Thicker deposits of till and gravel, see Figure 1 upper image, prevents direct surficial mapping and geochemical prospecting techniques and thus requires remote sensing techniques and/or drilling to penetrate the cover sequence to test the underlying bedrock for mineralization potential. One of the key remote sensing techniques used in gold-copper exploration is airborne magnetic surveying, where magnetometers attached to fixed-wing or rotary aircraft fly a grid pattern to map the distribution of magnetic minerals in the geology of the upper crust. Magnetic surveys are particularly useful for exploring for gold-copper porphyry -systems like Whistler, because both the host intrusive rock and the alteration associated with gold-copper mineralization can produce magnetite in sufficient quantities for detection by remote sensing.

High magnetite concentrations in circular anomalies (when viewed in plan view), often referred to as ‘bulls-eye’ anomalies, can be directly targeted for on-ground exploration. Over recent years, 3D subsurface ‘inversion’ modelling has evolved to the point where we can approximate the geometry of the magnetic anomalies below surface. Using the known Whistler Deposit as a training dataset, the magnetics processing for Whistler Orbit has modelled dozens of high-level pipe-like porphyry intrusives coming close to surface – see Figure 1 lower image. Our geologists note that a number of magnetic inversion targets have similar scale to the Whistler Deposit host diorite-porphyry, while others represent smaller ‘pencil’ porphyries or dyke swarms.

The Mammoth target is magnetically similar to the Whistler deposit, comprising a pipe- or plug-shaped interpreted intrusion with a similar diameter to the Whistler deposit and a ‘cupola’ located at its base. Mammoth is undrilled, but surface till sampling in 2024 revealed elevated gold, copper, silver and other pathfinder mineral values located proximal to the magnetic anomaly, and morphological analysis of recovered gold particles indicates irregular shaped grains which suggests a potential nearby source.

The Big White and Sunbowl targets are interpreted broadly to be extensions north and south (respectively) of the Whistler deposit host porphyry system. Big White represents the northern extension of the Whistler deposit’s magnetic and Induced Polarity (“IP”) chargeability anomaly, which relates to phyllic alteration associated with porphyry mineralization (see Figure 1). Located to the south of Whistler, Sunbowl likewise represents a chargeability anomaly where mineralization may have been offset from the Whistler deposit by faulting or intrusion of post mineral porphyry.

At Raintree North and East, historic drilling of bulls-eye magnetic targets intersected elevated gold, copper and silver assays, indicative of the right rock types and hydrothermal processes that could represent nearby porphyry-style mineralization. The peak intercept from historic drillhole WH11-034, drilled in 2011 at the Raintree North prospect, comprised 120.66 meters at 0.73 g/t AuEq (containing 0.46 g/t Au, 0.16% Cu & 1.68 g/t Ag) from 177.0 meters down hole, providing encouragement for the possibility of additional porphyry mineralization in an area that warrants additional drill testing.

Hotfoot, located approx. 0.75 kilometers south of Raintree West deposit, comprises a large pipe-shaped magnetic feature similar to the host of the Whistler deposit. A single historic drill hole (RG11-032) intersected potassic and phyllic alteration suggestive of porphyry mineralization nearby. Also, the recently announced drill discovery (138.0 m at 0.99 g/t AuEq) located 500 meters south of Raintree West deposit, could represent distal veining from a relatively nearby porphyry source, for which Hotfoot is a potential candidate.

The Company’s geological analysis and exploration planning remains ongoing. Potential future exploration programs would be expected to run in parallel with the Company’s previously announced initial economic assessment for the Project (see news release 15 April 2025), thereby seeking to develop Whistler’s full potential by investigating not only the base case mine development potential of the existing resources, but also to build a pipeline of future potential resources which could feed into a larger potential mining opportunity at the Whistler Project in future. Start dates for exploration have not been determined yet.

Mammoth West
Mammoth East
Big White
Whistler Deposit
Sunbowl
Raintree North
Raintree East
Raintree Deposit
Hotfoot
Rainmaker
N
Legend
Relative Till & Gravel Sediment Cover Thickness
Mapped Phyllic Alteration
High Priority Prospect
Other Target
Claim Outline
River
U.S. GOLDMINING
Whistler Orbit
WHISTLER PROJECT
ALASKA, U.S.A.
Whistler – Raintree Exploration Targets
0
1000
meters

Mammoth West
Mammoth East
Big White
Whistler Deposit
Sunbowl
Raintree North
Raintree East
Raintree Deposit
Hotfoot
Rainmaker
N
Legend
Magnetic Vector Inversion 0.07 SI
Mapped Phyllic Alteration
High Priority Prospect
Other Target
Claim Outline
Proposed Pit Shell
Block Model Grade
Whistler – Indicated
(US $10.5/t NSR Cut-off, g/t AuEq)
0.5 to 1.00
1.00 to 2.00
≥ 2.00
Raintree – Inferred & Indicated
(Underground = US $25/t NSR Cut-off,
Pit Constrained = US $10.5/t NSR Cut-off, g/t AuEq)
0.5 to 1.00
1.00 to 2.00
≥ 2.00
U.S. GOLDMINING
Whistler Orbit
WHISTLER PROJECT
ALASKA, U.S.A.
Whistler – Raintree
Magnetic Inversion Model
0
1000
meters

Figure 1 The Whistler-Raintree Mineral System extending over an area of approximately 5 x 5 km, interpreted as a classic ‘porphyry cluster’, with potential for additional gold ± copper ± silver mineralization to be discovered. Upper image: 3D terrain model showing location of existing deposits, drill prospects and other targets in relation to depth of surficial till and gravel sediments which cover the underlying bedrock. Lower image: 3D magnetic inversion model showing the array of vertical magnetic ‘pipe-like’ bodies (highlighted by blue dashed lines) interpreted to be discrete high-level diorite porphyry intrusions (stocks and dykes) emanating from a deeper causative diorite pluton. Note the coincidence of the 3D magnetic Whistler diorite porphyry clearly related to known gold-copper mineralization at the Whistler Deposit.

Technical Information

Tim Smith, P.Geo., Chief Executive Officer of U.S. GoldMining, has supervised the preparation of this news release and has reviewed and approved the scientific and technical information contained herein. Mr. Smith is a “qualified person” as defined in Canadian National Instrument 43-101 – Standards of Disclosure for Mineral Projects.

For further information regarding the Project and the mineral resource estimates referenced herein, refer to the technical report summary titled “S-K 1300 Technical Report Summary Initial Assessment for the Whistler Project, South Central Alaska” with an effective date of September 12, 2024, and the technical report titled “NI 43-101 2024 Updated Mineral Resource Estimate for the Whistler Project, South Central Alaska” with an effective date of September 12, 2024, available under the Company’s respective profiles at www.sec.gov and www.sedarplus.ca.

About U.S. GoldMining Inc.

U.S. GoldMining Inc. is an exploration and development company focused on advancing the 100% owned Whistler Gold-Copper Project, located 105 miles (170 kilometers) northwest of Anchorage, Alaska, U.S.A. The Whistler Project consists of several gold-copper porphyry deposits and exploration targets within a large regional land package entirely on State of Alaska Mining claims totaling approximately 53,700 acres (217.5 square kilometers). The Whistler Project Mineral Resource Estimate comprises 294 Mt at 0.68 g/t AuEq for 6.48 Moz AuEq Indicated, plus 198 Mt at 0.65 g/t AuEq for 4.16 Moz AuEq Inferred.

Visit www.usgoldmining.us for more information, including high resolution figures.

For additional information, please contact:

U.S. GoldMining Inc.

Alastair Still, Chair

Tim Smith, Chief Executive Officer

Telephone Toll Free: 1-833-388-9788

Email: info@usgoldmining.us

Forward-Looking Statements

Except for the statements of historical fact contained herein, the information presented in this news release constitutes “forward-looking statements” within the meaning of the United States federal securities laws and “forward-looking information” within the meaning of applicable Canadian securities laws (collectively, “forward-looking statements”). Such statements include statements with regard to the Company’s expectations regarding the Project, potential exploration targets, future work programs and the Project’s exploration potential. Words such as “expects”, “anticipates”, “plans”, estimates” and “intends” or similar expressions are intended to identify forward-looking statements. Forward-looking statements are based on U.S. GoldMining’s current expectations and are subject to inherent uncertainties, risks and assumptions that are difficult to predict and involve known and unknown risks, uncertainties and other factors, which may cause the actual results, performance or achievements of the Company to be materially different from any future results, performance or achievements expressed or implied by such forward-looking statements. Such risks and other factors include, among others, the actual results of future exploration may not confirm expectations, variations in the underlying assumptions associated with the estimation or realization of mineral resources, the availability of capital to fund programs, accidents, labor disputes and other risks of the mining industry including, without limitation, those associated with the environment, delays in obtaining governmental approvals or permits, title disputes other risks inherent in the exploration and development of mineral properties and the other risk factors set forth in the Company’s filings with the U.S. Securities and Exchange Commission at.www.sec.gov and Canadian Securities Administrators at www.sedarplus.ca. Although the Company has attempted to identify important factors that could cause actual actions, events or results to differ materially from those described in forward-looking statements, there may be other factors that cause actions, events or results not to be as anticipated, estimated or intended. Accordingly, readers should not place undue reliance on forward-looking statements contained in this news release. Forward-looking statements contained in this news release are made as of this date, and U.S. GoldMining does not undertake any duty to update such information except as required under applicable law.